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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of AMC Entertainment Inc.
Kansas City, Missouri

We consent to the inclusion in this registration statement on Form S-3 of our report dated May 1, 1998, on our audits of the financial statements of AMC Entertainment Inc. and subsidiaries as of April 2, 1998 and April 3, 1997, and the year (52 weeks) ended April 2, 1998, the year (53 weeks) ended April 3, 1997 and the year (52 weeks) ended March 28, 1996. We also consent to the incorporation by reference in this registration statement on Form S-3 of our report dated May 16, 1997, on our audits of the financial statements and financial statement schedule of AMC Entertainment Inc. and subsidiaries as of April 3, 1997 and March 28, 1996, and the year (53 weeks) ended April 3, 1997 and the years (52 weeks) ended March 28, 1996 and March 30, 1995 which report is incorporated by reference in this Form S-3 and included in AMC Entertainment Inc.'s Annual Report on Form 10-K for the year ended April 3, 1997. We also consent to the references to our firm under the caption "Experts".

/s/ COOPERS & LYBRAND L.L.P.
Kansas City, Missouri
May 20, 1998